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                          ADVANCED VIRAL RESEARCH CORP.
                                   $3,000,000
                            7% CONVERTIBLE DEBENTURE
                               DUE AUGUST 30, 2007
                              WARRANTS TO PURCHASE
          1,800,000 SHARES OF COMMON STOCK, PAR VALUE $.00001 PER SHARE







                               PURCHASE AGREEMENT
                            DATED SEPTEMBER 26, 1997










                          SECURITIES PURCHASE AGREEMENT










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                                TABLE OF CONTENTS
                                                                           Page

ARTICLE I
AUTHORIZATION OF THE SECURITIES............................................  1

ARTICLE II
SALE AND PURCHASE OF THE SECURITIES; CLOSING...............................  1
          2.1.        Sale and Purchase of the Securities..................  1
          2.2.        Closing..............................................  1

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................  2
          3.1.        Offshore Transaction.................................  2
          3.2.        Beneficial Owner.....................................  2
          3.3.        Directed Selling Efforts.............................  3
          3.4.        Short Position.......................................  3
          3.5.        Independent Investigation............................  3
          3.6.        No Government Recommendation or Approval.............  3
          3.7.        Further Limitations on Disposition...................  3
          3.8.        Legal Representation.................................  4


ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................  4
          4.1.        Organization and Existence, etc......................  4
          4.2.        Subsidiaries and Affiliates..........................  4
          4.3.        Capitalization.......................................  4
          4.4.        Authorization........................................  5
          4.5.        Binding Obligations; No Material Adverse
                      Contracts, etc.......................................  5
          4.6.        Financial Information................................  5
          4.7.        Compliance with Instruments, etc.....................  5
          4.8.        Litigation...........................................  6
          4.9.        Offering.............................................  6
          4.10.             Permits; Governmental and Other Approvals......  6
          4.11.             Reporting Company Status.......................  6
          4.12.       Offshore Transaction.................................  6
          4.13.       Prearranged Sale.....................................  7
          4.14.       No Directed Selling Efforts..........................  7
          4.15.             Copyrights, Trademarks and Patents.............  7
          4.16.             No Relationship Between Parties................  7
          4.17.             Other Material Contracts.......................  7
          4.18.             Disclosure.....................................  7


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ARTICLE V
CONDITIONS TO CLOSING OF THE PURCHASER.....................................  7
          5.1.        Representations and Warranties Correct...............  7
          5.2.        Performance..........................................  8
          5.3.        No Impediments.......................................  8
          5.4.        Other Agreements.....................................  8
          5.5.        Legal Investment.....................................  8
          5.6.        Due Diligence Investigation..........................  8
          5.7.        Proceedings and Other Documents......................  8

ARTICLE VI
CONDITIONS TO CLOSING OF THE COMPANY.......................................  8
          6.1.        Representations......................................  8
          6.2.        Legal Investment.....................................  9
          6.3.        Payment of Purchase Price............................  9

ARTICLE VII
OPTIONAL PREPAYMENTS.......................................................  9
          7.1.        Optional Prepayments.................................  9
          7.2.        Notice of Prepayment.................................  9
          7.3.        Exercise of Conversion Privilege Upon
                      Receipt of Prepayment Notice.........................  9

ARTICLE VIII
AFFIRMATIVE COVENANTS......................................................  9
          8.1.        Maintenance of Corporate Existence,
                      Properties and Leases; Taxes; Insurance.............. 10
          8.2.        Basic Financial Information.......................... 11
          8.3.        Notice of Adverse Change............................. 11
          8.4.        Compliance With Agreements; Compliance With Laws..... 12
          8.5.        Protection of Licenses, etc.......................... 12
          8.6.        Accounts and Records; Inspections.................... 12
          8.7.        NASDAQ or American Stock Exchange Listing............ 13
          8.8.        Reverse Stock Split.................................. 13
          8.9.        Further Assurances................................... 13

ARTICLE IX
EVENTS OF DEFAULTS......................................................... 13
          9.1.        Events of Default.................................... 13
          9.2.        Remedies............................................. 15
          9.3.        Enforcement.......................................... 16

ARTICLE X
AMENDMENT AND WAIVER....................................................... 16

ARTICLE XI
EXCHANGE AND REPLACEMENT OF DEBENTURES..................................... 17


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ARTICLE XII
TRANSFER OF AND PAYMENT OF DEBENTURES...................................... 17
          12.1.       Notification of Proposed Sale........................ 17
          12.2.       Payment.............................................. 18


ARTICLE XIII
RIGHT OF FIRST REFUSAL..................................................... 18
          13.1.       Right of First Refusal............................... 18

ARTICLE XIV
MISCELLANEOUS.............................................................. 19
          14.1.       Governing Law........................................ 19
          14.2.       Survival............................................. 19
          14.3.       Successors and Assigns............................... 19
          14.4.       Entire Agreement..................................... 19
          14.5.       Notices, etc......................................... 20
          14.6.       Delays or Omissions.................................. 20
          14.7.       Rights; Severability................................. 20
          14.8.       Agent's Fees......................................... 21
          14.9.       Expenses............................................. 21
          14.10.      Litigation........................................... 21
          14.11.      Titles and Subtitles................................. 22
          14.12.      Counterparts......................................... 22



Exhibit A  -   Form of 7% Convertible Debenture
Exhibit B  -   Name and Address of Purchaser; Purchase Prices for Securities
Exhibit C  -   Schedule of Exceptions
Exhibit D  -   Form of Warrant


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                                                              September 26, 1997


Agreement dated this 26th day of September, 1997 by and between ADVANCED VIRAL RESEARCH CORP., a Delaware corporation (the "Company"), with offices at 200 Corporate Boulevard South, Yonkers, New York 10701 and RBB Bank Aktiengesellschaft (the "Purchaser" or "you") with offices at Burgring 16, 8010 Graz, Austria.


                                    ARTICLE I

                         AUTHORIZATION OF THE SECURITIES

                  The Company represents that it has taken all corporate action necessary to authorize the issuance and sale of (a) its 7% Convertible Debenture due August 30, 2007 in the principal amount of $3,000,000 (the "Debenture") and
(b) warrants to purchase an aggregate of 1,800,000 shares of Common Stock, par value $.00001 per share ("Common Stock"), of the Company (the "Warrants"). The Debenture and the Warrants (collectively, the "Securities") are to be sold pursuant to this Agreement to you. Interest on the Debenture is payable at the rate of 7% per annum, as more particularly specified in the form of Debenture attached hereto as Exhibit A. The Debenture is convertible from time to time into shares of Common Stock as provided therein. For purposes of this Agreement the term "Shares" shall mean the shares of Common Stock which may be issued upon conversion of all or a portion of the principal amount of the Debenture and the shares of Common Stock that may be issued from time to time pursuant to the exercise of the Warrants.


                                   ARTICLE II

                  SALE AND PURCHASE OF THE SECURITIES; CLOSING

                  2.1. Sale and Purchase of the Securities. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to the Purchaser for its own account and for the accounts of its participants as more particularly referred to below, and the Purchaser will purchase from the Company, on the Closing Date specified in Section 2.2, the Securities for the aggregate purchase price contemplated hereby.

                  2.2. Closing. (a) The closing of the purchase and sale of the Securities (the "Closing") shall be deemed to occur when this Agreement has been executed by both the Company and the Purchaser and the Company has received payment for the Securities. Such date is herein called the "Closing Date."

                  (b) On the Closing Date there will be delivered to the Purchaser (i) a Debenture dated the Closing Date, in the principal amount set forth opposite the Purchaser's name on Exhibit B and (ii) warrant certificates in the forms of Exhibits D-1, D-2 and D-3 registered in the Purchaser's name representing the right to purchase the number of shares of Common Stock set forth opposite the Purchaser's name on Exhibit B. The foregoing Securities shall be delivered by the Company, against delivery by the Purchaser to the Company of an unendorsed certified or official bank check drawn upon or issued by a bank which is a member of the New York Clearinghouse for banks (or wire transfer) for $3,000,000 payable to the order of the Company.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  3.1.  Offshore  Transaction.   The  Purchaser  represents  and
warrants to the Company that (a) the Purchaser is not a "U.S. person" as that term is defined in Rule 902(o) of Regulation S promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"); (b) the Purchaser is not an affiliate of the Company; (c) at the time of execution of this Agreement, Purchaser was outside the United States and no offer to purchase the Securities was made in the United States; (d) the Purchaser agrees that all offers and sales of the Securities prior to the expiration of a period commencing on the Closing Date and ending forty (40) days thereafter (the "Restricted Period") shall not be made to U.S. persons or for the account or benefit of U.S. persons and shall otherwise be made in compliance with the provisions of Regulation S;
(e) the Purchaser is not a distributor or dealer; (f) the transactions contemplated hereby (i) have not been and will not be pre-arranged by the Purchaser with a purchaser located in the United States or a purchaser which is a U.S. Person, and (ii) are not and will not be part of a plan or scheme by the Purchaser to evade the registration provisions of the Securities Act; (g) the Purchaser shall take all reasonable steps to ensure its compliance with Regulation S and shall promptly send to each purchaser (x) who acts as a distributor, underwriter, dealer or other person participating pursuant to a contractual arrangement in the distribution of the Securities or receiving a selling concession, fee or other remuneration in respect of any of the Securities, or (y) who purchases prior to the expiration of the Restricted Period, a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as the Purchaser pursuant to Section 903(c)(2)(iv) of Regulation S; and (h) none of the Purchaser, its affiliates or persons acting on their behalf have conducted and shall not conduct any "directed selling efforts" as that term is defined in Rule 902(b) of Regulation S; nor has the Purchaser, its affiliates or persons acting on their behalf conducted any general solicitation to the offer and sale of any of the Securities in the United States or elsewhere.

                  3.2. Beneficial Owner. The Purchaser is purchasing the Securities for its own account or for the account of beneficiaries with respect to the Securities and whom the Purchaser has full authority to bind, so that each such beneficiary is bound hereby as if such beneficiary

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were a  direct  purchaser  hereunder  and all  representations,  warranties  and agreements herein were made directly by such beneficiary. Neither the Purchaser nor any of such beneficiaries own, or upon completion of this transaction, or upon conversion of all or any part of the Debentures, will beneficially own, more than 4.5% of the Common Stock of the Company.

                  3.3. Directed Selling Efforts. The Purchaser will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities sold hereunder. To the best knowledge of the Purchaser, neither the Company nor any person acting for the Company has conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S.

                  3.4. Short Position. Neither the Purchaser nor any of its affiliates will directly or indirectly maintain any short position in any securities of the Company until after the end of the Restricted Period.

                  3.5. Independent Investigation. The Purchaser in electing to purchase the Securities hereunder, has relied solely upon the representations and warranties of the Company set forth in this Agreement and on independent investigation made by it and its representatives, if any, and the Purchaser has been given no oral or written representations or assurance from the Company or any representation of the Company other than as set forth in this Agreement or in a document executed by a duly authorized representative of the Company making reference to this Agreement.

                  Prior to the commencement of the negotiations concerning this transaction, the Purchaser had been a shareholder of the Company. In connection therewith the Purchaser had conducted such due diligence investigations as it deemed prudent in connection with its investment decision.

                  3.6. No Government Recommendation or Approval. The Purchaser understands that no United States federal or state agency, or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company, this transaction or the purchase of the Securities.

                  3.7. Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities (or the Common Stock issuable upon the conversion or exercise thereof) unless and until:

                  (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement, or the disposition is made in compliance with Regulation S; or

                  (b) (1) The Purchaser, through RBB Bank, shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement

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that it does  not  beneficially  own  more  than 5% of the  Common  Stock of the
Company and is not an officer or director of the Company or (2) if, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act.

                  3.8. Legal Representation. The Purchaser has the opportunity to be represented in this transaction by counsel of its own choice and has been so advised by counsel for the Company.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Other than as provided in the Schedule of Exceptions attached hereto as Exhibit C, the Company represents and warrants to you as follows:

                  4.1. Organization and Existence, etc. The Company is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted; the Company has all requisite corporate power and authority to enter into this Agreement, to issue the Securities as contemplated herein and to carry out and perform its obligations under the terms and conditions of this Agreement. The Company does not own or lease any property or engage in any activity in any jurisdiction which might require qualification to do business as a foreign corporation in such jurisdiction and where the failure to so qualify would have a material adverse effect on the financial condition of the Company or subject the Company to a material liability. To the extent the Company has not qualified to do business in such jurisdictions, it has, as of the date hereof, prepared the necessary applications or documents to be filed with the appropriate authorities in such jurisdictions to obtain such qualifications. The Company has furnished you with true, correct and complete copies of its Certificate of Incorporation, By-laws and all amendments thereto to date.

                  4.2. Subsidiaries and Affiliates. Except as set forth in the Schedule of Exceptions, the Company has no subsidiaries and does not, and upon the Closing will not, own of record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity.

                  4.3.     Capitalization.

                  (a) As of the date hereof, the Company's authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $.00001 per share, of which 277,190,373 are outstanding, 30,982,400 of which are reserved for issuance to certain persons for the purposes stated in the Schedule of Exceptions, 60,000,000 of which have been reserved for issuance upon conversion of the Debenture and 1,800,000 of which have been reserved for

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issuance upon exercise of the Warrants.  As of the date hereof, the Company does not hold any shares of its capital stock in its treasury.

                  (b) All the issued and outstanding shares of capital stock of the Company shall, as of the Closing, (i) have been duly authorized and validly issued, (ii) be fully paid and nonassessable, and (iii) have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. Other than as set forth in Section 4.3(a), there are no outstanding preemptive, conversion or other rights, options, warrants, calls, agreements or commitments granted or issued by or binding upon the Company, for the purchase or acquisition of any shares of its capital stock.

                  4.4. Authorization. All corporate action on the part of the Company and the directors and stockholders of the Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the transactions contemplated herein, and for the authorization, issuance and delivery of the Securities, has been taken or will have been taken prior to the Closing.

                  4.5. Binding Obligations; No Material Adverse Contracts, etc. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms. The execution, delivery and performance by the Company of this Agreement and compliance herewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or Federal law to which the Company is subject, the Certificate of Incorporation, as amended, or the By-laws, as amended, of the Company, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound, or, result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term. Except as set forth herein no stockholder of the Company has or will have any preemptive rights or rights of first refusal by reason of the issuance of the Securities.

                  4.6. Financial Information. The Company has delivered to the Purchaser true and complete copies of the financial information concerning the Company identified in the Schedule of Exceptions. Except as may be indicated thereon, all financial statements included in the information given to the Purchaser fairly present the financial position and results of operations of the Company as at their respective dates and for their respective periods in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby. As of their respective dates the Company had no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which would normally be reflected on a balance sheet and which are not reflected on any balance sheet contained in the financial information given to the Purchaser or disclosed in accordance with generally accepted auditing standards.

                  4.7. Compliance with Instruments, etc. The Company is not (a) in default past any grace, notice or cure period under any indenture, agreement or instrument to which it is a

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party  or by  which  it is  bound,  (b)  in  violation  of  its  Certificate  of
Incorporation, By-laws or of any applicable law, (c) in default with respect to any order, writ, injunction or decree of any court, administrative agency or arbitrator, or (d) in default under any order, license, regulation or demand of any government agency, which default or violation would materially and adversely affect the business, properties, condition (financial or otherwise) or business prospects of the Company.

                  4.8. Litigation. Except as set forth in the Schedule of Exceptions, there is no action, suit or proceeding pending, or, to the knowledge of the Company, threatened, against the Company before any court, administrative agency or arbitrator or any action, suit or proceeding pending, or, to the knowledge of the Company, threatened, which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the issuance of the Securities.

                  4.9. Offering. Subject in part to the truth and accuracy of the Purchaser's representations and the compliance by the Purchaser with its covenants set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Company, or anyone acting on its behalf, will not take any action hereafter that would cause such registration requirements to be applicable.

                  4.10. Permits; Governmental and Other Approvals. The Company possesses such franchises, licenses, permits and other authority as are necessary for the conduct of its business as now being conducted and proposed to be conducted by the Company and the Company is not in default under any of such franchises, licenses, permits or other authority. No approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority or any other person or entity is required in connection with the Company's valid execution, delivery and performance of this Agreement or the offer, issuance and sale of the Securities by the Company to the Purchaser or the consummation of any other transaction contemplated on the part of the Company hereby.

                  4.11. Reporting Company Status. The Company is a "Reporting Issuer" as defined by Rule 902 of Regulation S. The Company has filed all material required to be filed pursuant to all reporting obligations under
Section 15(d) of the Securities Exchange Act of 1934, as amended for a period of at least twelve (12) months immediately preceding the offer or sale of the Securities.

                  4.12. Offshore Transaction. The Company has not offered or sold the Securities to any person in the United States, or, to the best knowledge of the Company, any identifiable groups of U.S. citizens abroad, or any U.S. person as that term is defined in Regulation S. At the time the buy order of the Securities was originated the Company and/or its agents reasonably believed Purchaser was outside the United States and was not a U.S. Person.

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                  4.13.  Prearranged Sale. The Company and/or its agents believe that the transaction contemplated hereby has not been pre-arranged with a buyer in the United States.

                  4.14. No Directed Selling Efforts. The Company has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has Company conducted any general solicitation relating to the offer and sale of the Securities to persons resident within the United States or any other U.S. person as that term is defined in Rule 902 of Regulation S.

                  4.15. Copyrights, Trademarks and Patents. Set forth in the Schedule of Exceptions is a list of all the copyrights, trademark registrations and patents and applications therefor owned by the Company.

                  4.16. No Relationship Between Parties. The Company is not an owner of any shares of the stock of or equity interest in the Purchaser. No officer, director or owner of any shares of the stock of the Company or its subsidiaries or his close relatives is an officer or director of or owns any shares of the stock of or equity interest in the Purchaser.

                  4.17. Other Material Contracts. Set forth in the Schedule of Exceptions is a list of contracts material to the operations of the Company to which reference is not made elsewhere in this Article IV.

                  4.18. Disclosure. The information heretofore provided and to be provided pursuant to this Agreement, including the Schedules of Exceptions and the Exhibits hereto, and each of the agreements, documents, certificates and writings previously delivered to the Purchaser or its representatives, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements and writings contained herein and therein not false or misleading in the light of the circumstances under which they were made. To the knowledge of the Company, there is no fact which materially adversely affects the business, prospects or condition (financial or otherwise) of the Company which has not been set forth herein.


                                    ARTICLE V

                     CONDITIONS TO CLOSING OF THE PURCHASER

                  The obligation of the Purchaser to purchase the Securities at the Closing is subject to the fulfillment to the Purchaser's satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Purchaser:

                  5.1. Representations and Warranties Correct. The representations and warranties in Article IV hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                  5.2. Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

                  5.3. No Impediments. Neither the Company nor the Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction which would impose any material limitation on the ability of the Purchaser to exercise full rights of ownership of the Securities.

                  5.4. Other Agreements. The Company shall have issued to the Purchaser all of the Securities (including the Warrants in the forms of Exhibits D-1, D-2 and D-3 attached hereto).

                  5.5. Legal Investment. At the time of the Closing, the purchase of the Securities to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                  5.6. Due Diligence Investigation. The Purchaser shall not have discovered any fact, whether or not reflected in the Schedule of Exceptions, which in the Purchaser's determination would make the consummation of the transactions contemplated by this Agreement not in the Purchaser's best interests.

                  5.7. Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been taken and the Purchaser shall have received such other documents, in form and substance reasonably satisfactory to the Purchaser and the Purchaser's counsel, as to such other matters incident to the transaction contemplated hereby as the Purchaser may reasonably request.


                                   ARTICLE VI

                      CONDITIONS TO CLOSING OF THE COMPANY

                  The Company's obligation to sell the Securities at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

                  6.1.   Representations.   The  representations   made  by  the
Purchaser in Article III hereof shall be true and correct when made and shall be true and correct on the Closing Date.

                  6.2. Legal Investment. At the time of the Closing, the purchase of the Securities shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                  6.3. Payment of Purchase Price. The Company shall have received payment in full of the purchase price for the Securities.


                                   ARTICLE VII

                              OPTIONAL PREPAYMENTS

                  7.1. Optional Prepayments. The Company may, at its option, at any time prior to maturity, prepay the Debenture, in whole or in part without premium or penalty at a price equal to the principal amount thereof plus accrued interest thereon to the date fixed for prepayment. Any prepayments made pursuant to this Section 7.1 shall be applied first to the payment of interest on and then to principal of the Debenture at the time outstanding.

                  7.2. Notice of Prepayment. The right of the Company to prepay the Debenture pursuant to Section 7.1 shall be conditioned upon its giving notice of prepayment, signed by its President and by its Treasurer or an Assistant Treasurer, to the holder of the Debenture not less than thirty (30) days prior to the date upon which the prepayment is to be made (the "Prepayment Notice"), specifying (a) the aggregate principal amount of the Debenture to be prepaid, (b) the date of such prepayment, and (c) the accrued and unpaid interest (to and including the date upon which the prepayment is to be made). The Prepayment Notice having been so given, the aggregate principal amount of the Debenture so specified in such Prepayment Notice, and all accrued and unpaid interest thereon, shall become due and payable on the specified prepayment date.

                  7.3. Exercise of Conversion Privilege Upon Receipt of Prepayment Notice. Upon receipt of a Prepayment Notice, the holder of the Debenture may at any time up to the third day preceding the specified prepayment date elect to convert all or a portion of the outstanding principal amount of the Debenture in accordance with the terms of the Debenture.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

                  The Company hereby covenants and agrees, so long as any Securities remain outstanding, as follows:

                  8.1.  Maintenance  of  Corporate  Existence,   Properties  and
Leases; Taxes; Insurance.

                  (a) The Company shall and shall cause each of its subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.

                  (b) The Company shall and shall cause each of its subsidiaries to keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall cause its subsidiaries to at all times comply with each material provision of all leases to which it is a party or under which it occupies property.

                  (c) The Company shall and shall cause each of its subsidiaries to promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and its subsidiaries, and all claims or indebtedness (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a lien upon the assets or property of the Company or subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or subsidiary shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that the Company or subsidiary will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company shall and shall cause its subsidiaries to pay or cause to be paid all other indebtedness incident to the operations of the Company or subsidiaries.

                  (d) The Company shall and shall cause each of its subsidiaries to keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or its subsidiaries, in amounts sufficient to prevent the Company or its subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause its subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and product liability insurance as may be required pursuant to any license agreement to which the Company or its subsidiaries is a party or by which it is bound.

                  8.2. Basic Financial Information. The Company shall furnish the following reports to the Purchaser (or any transferee of any Securities), so long as the Purchaser is a holder of any Securities:

                  (a) within forty-five (45) days after the end of each of the quarterly accounting periods in each fiscal year, unaudited consolidated statements of income and retained earnings and cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of such fiscal year to the end of such quarterly period, together with consolidated balance sheets of the Company and its subsidiaries as at the end of each quarterly period, setting forth in each case comparisons to corresponding periods in the preceding fiscal year, which statements will be prepared in accordance with generally accepted accounting principles, consistently applied;

                  (b) within ninety (90) days after the end of each fiscal year, consolidated statements of income and retained earnings and cash flows of the Company and its subsidiaries for the period from the beginning of each fiscal year to the end of such fiscal year, and consolidated balance sheets as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, which statements will be prepared in accordance with generally accepted accounting principles, consistently applied (except as approved by the accounting firm examining such statements and disclosed by the Company), and will be accompanied by a report thereon of certified public accountants.

                  (c) promptly as legally permitted, any additional reports or other detailed information concerning significant aspects of the operations and condition, financial or otherwise, of the Company and its subsidiaries, given to the Company by its independent accountants;

                  (d) within ten (10) days after transmission or receipt thereof, copies of all financial statements, proxy statements and reports which the Company sends to its stockholders or directors, and copies of all registration statements and all regular, special or periodic reports which it or any of its officers or directors files with the Commission or with any securities exchange on which any of the securities of the Company are then listed or proposed to be listed, copies of all press releases and other statements made generally available by the Company to the public concerning material developments in the business of the Company and its subsidiaries and copies of material communications sent to or received from stockholders, directors or committees of the Board of Directors of the Company or any of its subsidiaries and copies of all material communications sent to and received from any lender to the Company; and

                  (e) with reasonable promptness such other information and financial data concerning the Company as any person entitled to receive materials under this Section 8.2 may reasonably request.

                  8.3. Notice of Adverse Change. The Company shall promptly give notice to all holders of any Securities (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

                  (a)      any Event of Default;

                  (b) the institution of an action, suit or proceeding against the Company before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of the Company, whether or not arising in the ordinary course of business; or

                  (c) any information relating to the Company which could reasonably be expected to materially and adversely affect the assets, property, business or condition (financial or otherwise) of the Company or its ability to perform the terms of this Agreement. Any notice given under this Section 8.3 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company has taken and/or proposes to take with respect thereto.

                  8.4. Compliance With Agreements; Compliance With Laws. The Company and its subsidiaries shall comply with the material terms and conditions of all material agreements, commitments or instruments to which the Company or any of its subsidiaries is a party or by which it or they may be bound. The Company shall and shall cause each of its subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets, including, but not limited to, the requirements of ERISA, the Environmental Protection Act, the Occupational Safety and Health Act, the Foreign Corrupt Practices Act and the rules and regulations of each of the agencies administering such acts.

                  8.5. Protection of Licenses, etc. The Company shall maintain, defend and protect to the best of its ability licenses and sublicenses (and to the extent the Company is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

                  8.6.     Accounts and Records; Inspections.

                  (a) The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis.

                  (b) The Company shall permit each holder of any  Securities or any of such holder's officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and its subsidiaries and (i) to make extracts or copies of the books, accounts and records of the Company or its subsidiaries, and (ii) to discuss the affairs, finances and accounts of the Company and its subsidiaries, with the Company's (or subsidiary's) directors and officers, its independent public accountants, consultants and attorneys.

                  (c) Nothing contained in this Section 8.6 shall be construed to limit any rights which a holder of any Securities (a "Holder") may have with respect to the books and records of the Company and its subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

                  8.7. NASDAQ or American Stock Exchange Listing. The Company will use its best efforts to list its Common Stock on either the NASDAQ SmallCap Market or American Stock Exchange.

                  8.8. Further Assurances. From time to time the Company shall execute and deliver to the Purchaser and the Purchaser shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities.


                                   ARTICLE IX

                               EVENTS OF DEFAULTS

                  9.1. Events of Default. If any of the following events (herein called an "Event of Default") shall occur and be continuing:

                  (a) if the Company shall default in the payment of (i) any part of the principal of any Debenture, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or (ii) the interest on any Debenture; when the same shall become due and payable, and such default in the payment of interest shall have continued for ten (10) days; and in each case such default shall have continued without cure for ten (10) days after written notice (a "Default Notice") is given to the Company of such default; or

                  (b) If the Company shall default in the performance of any of the covenants contained in Article VIII and such default shall have continued without cure (i) for twenty (20) days after a Default Notice is given to the Company with respect to a covenant relating to any payment of monies under an agreement providing for payments of at least $50,000 in the aggregate or (ii) twenty (20) days after a Default Notice is given to the Company with respect to default in the case of a covenant not related to the payment of monies, by any holder or holders of the Securities (the Company to give forthwith to all other holders of the Securities at the time outstanding written notice of the receipt of such Default Notice, specifying the default referred to therein).

                  Notwithstanding the foregoing, if any such non-monetary default shall, by its nature, be reasonably incapable of being cured within 20 days, the period within which the Company shall have the right to cure such default shall be extended for such period of time as shall enable it to cure such default upon the exercise of due diligence.

                  (c) If the Company shall default in the performance of any other material agreement or covenant contained in this Agreement and such default shall not have been remedied to the satisfaction of the holder or holders of at least a majority in aggregate principal amount of the Debentures then outstanding, within thirty (30) days after a Default Notice shall have been given to the Company (the Company to give forthwith to all other holders of Debentures and Shares at the time outstanding written notice of the receipt of such Default Notice, specifying the default referred to therein); or

                  Notwithstanding the foregoing, if any such non-monetary default shall, by its nature, be reasonably incapable of being cured within 20 days, the period within which the Company shall have the right to cure such default shall be extended for such period of time as shall enable it to cure such default upon the exercise of due diligence.

                  (d) If any representation or warranty made in this Agreement or in or any certificate delivered pursuant hereto shall prove to have been incorrect in any material respect when made; or

                  (e) If any default shall occur under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any indebtedness of the Company (or a Material Subsidiary, as hereinafter defined), in excess of $50,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $50,000 becoming due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable; or

                  (f) If any of the Company or its subsidiaries shall default in the observance or performance of any material term or provision of a material agreement to which it is a party or by which it is bound, and such default is not waived or cured within the applicable grace period; or

                  (g) If a final judgment which, either alone or together with other outstanding final judgments against the Company and its subsidiaries, exceeds an aggregate of $50,000 shall be rendered against the Company (or any Material Subsidiary) and such judgment shall have continued undischarged or unstayed for thirty (30) days after entry thereof; or

                  (h) If the Company (or any Material Subsidiary) shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or if the Company (or any Material Subsidiary) shall suffer a receiver or trustee for it or substantially all of its assets to be appointed, and, if appointed without its consent, not to be discharged or stayed within ninety (90) days; or if the Company (or any Material Subsidiary) shall suffer proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors to be instituted by or against it, and, if contested by it, not to be dismissed or stayed within ninety (90) days; or if the Company (or any Material Subsidiary) shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within ninety (90) days after its issue or levy; or if the Company (or any Material Subsidiary) takes corporate action in furtherance of any of the aforesaid purposes or conditions.

                  For purposes of this Section 9.1, "Material Subsidiary" means any subsidiary with respect to which the Company has directly or indirectly invested, loaned, advanced or guaranteed the obligations of, an aggregate amount exceeding fifteen percent (15%) of the Company's gross assets, or the Company's proportionate share of the assets or net income of which (based on the subsidiary's most recent financial statements) exceed fifteen percent (15%) of the Company's gross assets or net income, respectively, or the gross revenues of which exceed fifteen percent (15%) of the gross revenues of the Company based upon the most recent financial statements of such subsidiary and the Company.

                  9.2.     Remedies.

                  (a) Upon the occurrence of an Event of Default, any holder or holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company (i) declare all the Debentures to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; and (ii) declare any other amounts payable to the Purchaser under this Agreement or as contemplated hereby due and payable.

                  (b) Notwithstanding anything contained in Section 9.2(a), in the event that at any time after the principal of the Debentures shall so become due and payable and prior to the date of maturity stated in the Debentures all arrears of principal of and interest on the Debentures (with interest at the rate specified in the Debentures on any overdue principal and, to the extent legally enforceable, on any interest overdue) shall be paid by or for the account of the Company, then the holder or holders of at least a majority in aggregate principal amount of the Debentures then outstanding, by written notice or notices to the Company, may (but shall not be obligated to) waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom. If any holder of a Debenture shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action will give written notice thereof to all other holders of the Debentures then outstanding, describing such notice or other action and the nature of the claimed default.

                  9.3. Enforcement. In case any one or more Events of Default shall occur and be continuing, the holder of a Debenture then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Debenture or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. Each holder agrees that it will give written notice to the other holders prior to instituting any such action. In case of a default in the payment of any principal of or interest on any Debenture, the Company will pay to the holder thereof such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, reasonable attorney's fees, expenses and disbursements. No course of dealing and no delay on the part of any holder of any Debenture in exercising any rights shall operate as a waiver thereof or otherwise prejudice such holder's rights. No right conferred hereby or by any Debenture upon any holder thereof shall be exclusive of any other right referred to herein or therein or now available at law in equity, by statute or otherwise.


                                    ARTICLE X

                              AMENDMENT AND WAIVER

                  This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchaser. Provided that such written consent of the Company and the Purchaser is given:

                  (a) Holders of at least a majority in aggregate principal amount of the Debentures then outstanding may by written instrument amend or waive any term or condition of this Agreement relating to the rights or obligations of holders of Debentures, which amendment or waiver operates for the benefit of such holders, except that no such amendment or waiver shall (i) change the fixed maturity of any Debenture, the rate or the time of mandatory prepayment of principal thereof or payment of interest thereon, the principal amount thereof, or the terms of subordination, if any, without the consent of the holder of the Debenture so affected, (ii) change the aforesaid percentage of Debentures, the holders of which are required to consent to any such amendment or waiver, without the consent of the holders of all the Debentures then outstanding or (iii) change the percentage of the amount of the Debentures, the holders of which may declare the Debentures to be due and payable under Article IX.

                  (b) The Company and each holder of a Debenture then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Article X, whether or not such Debenture shall have been marked to indicate such modification, but any Debenture issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of such modification to all of the holders of the Debentures then outstanding.

                                   ARTICLE XI

                     EXCHANGE AND REPLACEMENT OF DEBENTURES

                  11.1. Subject to Section 12.2, at any time at the request of any holder of one or more of the Debentures to the Company at its office, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue in exchange therefor new Debentures, in such denomination or denominations ($100,000 or any larger multiple of $100,000, plus one Debenture in a lesser denomination, if required) as such holder may request, in aggregate principal amount equal to the unpaid principal amount of the Debenture or Debentures surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Debenture or Debentures surrendered (or, if no interest has yet been so paid thereon, then dated the date of the Debenture or Debentures so surrendered) and payable to such person or persons or order as may be designated by such holder.

                  11.2. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity satisfactory to the Company (provided that if the holder is a Purchaser or a financial institution, its own agreement will be satisfactory), or in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company will issue a new Debenture of like tenor as if the lost, stolen, destroyed or mutilated Debenture were then surrendered for exchange in lieu of such lost, stolen, destroyed or mutilated Debenture.


                                   ARTICLE XII

                      TRANSFER OF AND PAYMENT OF DEBENTURES

                  12.1.  Notification of Proposed Sale.

                  (a) Subject to Section 12.1(b), each holder of a Debenture by acceptance thereof agrees that it will give the Company ten (10) days written notice prior to selling or otherwise disposing of such Debenture during which time the Company may prepay the Debenture in full. No such sale or other disposition shall be made unless (i) the holder shall have supplied to the Company an opinion of counsel for the holder reasonably acceptable to the Company to the effect that no registration under the Securities Act is required with respect to such sale or other disposition, or (ii) an appropriate registration statement with respect to such sale or other disposition shall have been filed by the Company and declared effective by the Commission.

                  (b) If the holder of Debentures has obtained an opinion of counsel reasonably acceptable to the Company to the effect that the sale of its Debentures may be made without registration under the Securities Act pursuant to compliance with Rule 144 (or any successor rule under the Securities Act), the holder need not provide the Company with the notice required in Section 12.1(a).

                  (c) The Company may endorse on all Debentures an appropriate legend restricting their transfer except upon compliance with this Section 12.1; provided, however, that no such legend shall be endorsed on any Debenture which, when issued, is no longer subject to the restrictions of this Section 12.1, and provided, further, that if an opinion of counsel satisfactory to the Company concludes that the legend is no longer necessary, the Company will deliver upon transfer Debentures without such legends.

                  12.2. Payment. So long as the Purchaser shall be the holder of any Debenture, the Company will make payments of principal and interest to the Purchaser no later than 11 a.m. Eastern Time on the date when such payment is due. Payments shall be made by delivery to the Purchaser at the Purchaser's address furnished to the Company in accordance with this Agreement of a certified or official bank check drawn upon or issued by a bank which is a member of the New York Clearinghouse for banks or by wire transfer to such Purchaser's (or such Purchaser's nominee's) account at any bank or trust company in the United States of America. The Purchaser further agrees that, before the Debenture is assigned or transferred, the Purchaser will make or cause to be made a notation thereon of principal payments previously made thereof and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of such Debenture if such name and address are known to the Purchaser.


                                  ARTICLE XIII

                             RIGHT OF FIRST REFUSAL


                  13.1.             Right of First Refusal.

                  (a) The Company hereby agrees that if at any time prior to one year after the Closing Date the Company is considering making an offering of securities in a transaction which would not require registration under the Securities Act by virtue of an exemption therefrom afforded by Regulation D or Regulation S thereunder, the Company shall prepare a term sheet for such offering in reasonable detail (the "Term Sheet") and transmit such Term Sheet to the Purchaser.

                  (b) The Purchaser shall have the right to accept or reject the terms set forth in the Term Sheet, which such right must be exercised as to all (but not less than all) of the securities being offered therein. Such right shall be exercisable by the Purchaser within 20 days after receipt by it of the Term Sheet and, if not exercised within such 20 day time period, it shall expire, except as elsewhere provided in this Article XIII. If the Term Sheet is accepted by the Purchaser, the Purchaser and the Company as shall be deemed to have agreed to use their bona fide best efforts to consummate the transaction on the terms set forth in the Term Sheet as promptly as possible. If the Term Sheet is rejected by the Purchaser, or if the Purchaser does not serve notice of acceptance of the Term Sheet within the aforesaid 20-day period, the Company, without further obligation of any kind, including any requirement to give notice to the Purchaser, may make one or more offerings to third parties on substantially the same terms as those set forth in the Term Sheet or on different terms which in the reasonable opinion of the Company are in the aggregate more favorable to the Company than the terms set forth in the Term Sheet, and if such offer is accepted by any such third party, the Company shall be free to consummate such offering in accordance with its terms.

                  (c) If the Company shall have followed the procedures set forth in subparagraphs (a) and (b) hereof, but no transaction shall have been consummated within 120 days with the Purchaser or any third party pursuant to the terms of the Term Sheet which shall have been distributed, such Term Sheet shall be withdrawn by the Company from circulation and the provisions of this
Article XIII shall be applicable ab initio to any new Term Sheet.

                  (d) If the Company shall receive an offer from a third party prospective investor with respect to the Term Sheet referred to in subparagraphs
(a) and (b) hereof, which is modified in any material business respect to the benefit of such investor and the detriment of the Company, such modified Term Sheet shall not be accepted by the Company until it shall have given the Purchaser the right to accept the terms as so modified, which right shall be exercisable by the Purchaser for 15 days after receipt of the modified Term Sheet. Failure to accept the modified Term Sheet within the aforesaid time period shall conclusively be deemed to be a rejection thereof.

                  (e) If the Company  shall  comply with the  provision  of this
Article XIII, and consummate Regulation D or Regulation S transaction with a third party investor upon the terms and conditions contemplated hereby, the right of First Refusal granted to the Purchaser in this Article XIII shall terminate and be of no further force and effect immediately upon the consummation of such transaction.


                                   ARTICLE XIV

                                  MISCELLANEOUS

                  14.1. Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York.

                  14.2. Survival. The representations, warranties, covenants and agreements made herein shall survive (a) any investigation made by the Purchaser and (b) the Closing.

                  14.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the Company may not assign its rights hereunder.

                  14.4. Entire Agreement. This Agreement (including the Exhibits hereto) and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

                  14.5. Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

                  (a) if to the Company:

                          Advanced Viral Research Corp.
                          200 Corporate Boulevard South
                          Yonkers, New York 10701
                          Attention:  Shalom Z. Hirschman, M.D., President and
                                      Chief Executive Officer

                  (b) if to the Purchaser, to the address set forth on the first page of this Agreement.

or to such other address with respect to any party hereto as such party may from time to time notify (as provided above) the other parties hereto. Any such notice, demand or communication shall be deemed to have been given (i) on the date of delivery, if delivered personally, (ii) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery or (iii) five business days after the date of mailing, if mailed.

                  Copies of any notice, demand or communication given to the Company, shall be delivered to Lowenthal, Landau, Fischer & Bring, P.C., 250 Park Avenue, New York, New York, 10177, Attn.: Robert E. Fischer, Esq., or such other address as may be directed.

                  14.6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence,therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                  14.7. Rights; Severability. Unless otherwise expressly provided herein, each Purchaser's rights hereunder are several rights, not rights jointly held with any other person. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  14.8. Agent's Fees.

                  (a) The Company hereby (i) represents and warrants that except for Interfi Group, Inc. ("Interfi"), the Company has not retained a finder or broker in connection with the transactions contemplated by this Agreement and
(ii) agrees to indemnify and to hold the Purchaser harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker, person or firm (including Interfi), and the costs and expenses of defending against such liability or asserted liability, including, without limitation, reasonable attorney's fees, arising from any act by the Company or any of the Company's employees or representatives; provided, however, that the Company will have the right to defend against such liability by representative(s) of its own choosing, and provided, further, that the Company will not settle or compromise any claim or lawsuit without prior written notice to the Purchaser of the terms and provisions thereof. In the event that the Company shall fail to undertake the defense within ten (10) days of any notice of such claim, the Purchaser shall have the right to undertake the defense, compromise or settlement of such claim upon written notice to the Company by holders of a majority in principal amount of the Debentures and the Company will be responsible for and shall pay all costs and expenses of defending such liability or asserted liability and any amounts paid in settlement.

                  (b) The Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby severally agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of an agent's or finder's fee to any broker or other person or firm (and the costs, including reasonable legal fees, and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, are responsible.

                  14.9. Expenses. Each of the parties shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement.

                  14.10. Litigation. The parties each hereby waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced arising out of this Agreement or by reason of any other cause or dispute whatsoever between them. The parties hereto agree that the State and Federal Courts which sit in the State of New York and the County of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between the Company and such holders, pertaining directly or indirectly to this Agreement or to any matter arising therefrom. The parties each expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced in such courts provided that such consent shall not be deemed to be a waiver of personal service of the summons and complaint, or other process or papers issued therein. The choice of forum set forth in this Section 14.10 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce same in any appropriate jurisdiction. The parties each waive any objection based upon forum non conveniens and any objection to venue of any action instituted hereunder.

                  14.11. Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  14.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  If the Purchaser is in agreement with the foregoing the Purchaser shall sign where indicated below and thereupon this letter shall become a binding agreement between the Purchaser and the Company.

                           Very truly yours,

                           ADVANCED VIRAL RESEARCH CORP.


                           By:
                                Shalom Z. Hirschman, M.D., President and
                                Chief Executive Officer


AGREED:

RBB BANK AKTIENGESELLSCHAFT


By:

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